EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87445 and 333-09435) of CompuDyne Corporation of our report dated March 10, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

ARONSON & COMPANY

Rockville, Maryland
March 27, 2006

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